                           AMENDMENT NUMBER 6 TO LEASE
                                 BY AND BETWEEN
                 WARNER/REDHILL ASSOCIATES, A CALIFORNIA GENERAL
                                  PARTNERSHIP,
                                  AS "LANDLORD"
                AND FREDERICK MICHAEL BLOOM, INDIVIDUALLY AND DBA
                                  COMMONWEALTH
                         ENERGY CORPORATION, AS "TENANT"

        This Amendment Number 6 to Lease ("this Amendment") is made and entered into effective as of this 19th day of August, 1999, by and between WARNER/REDHILL ASSOCIATES, a California general partnership ("Landlord") and FREDERICK MICHAEL BLOOM, individually and dba COMMONWEALTH ENERGY CORPORATION ("Tenant's, with reference to the following recitals:

                                    RECITALS

        A. Landlord and Tenant entered into that certain written Lease dated April 1, 1997 (the "Lease"), pursuant to which Tenant leased from Landlord certain real property known as Suite 200 for 3,160 square feet in the Building located ax 15941 Red Hill Avenue, Tustin, California ("Original Premises").

        B. The Lease was modified in that certain First Amendment to Lease dated as of August 28, 1997, pursuant to which Tenant expanded and leased from Landlord certain real property known as Suite 208 for 1,397 square feet in the Building located at 15941 Red Hill Avenue, Tustin, California. The Lease and First Amendment is hereinafter referred to as the "Original Lease".

        C. The Lease was modified in that certain Second Amendment to Lease dated as of December 2, 1997, pursuant to which Tenant substituted and expanded the Premises. The Tenant vacated Suites 200 and 208 in the Building located at 15941 Red Hill Avenue, Tustin. California, and leased from Landlord certain real property known as Suite 201 for 8,837 square feet, all on the second floor of the Building located at 15991 Red Hill Avenue, Tustin, California. The Lease and Second Amendment is hereinafter referred to as the "Original Lease".

        D. The Lease was modified in that certain Third Amendment to Lease dated as of June 1, 1998, pursuant to which Tenant expanded and leased from Landlord certain real property known as Suite 201 for a total of 10,427 square feet in the Building located at 15991 Red Hill Avenue, Tustin, California. The Lease and Third Amendment is hereinafter referred to as the "Original Lease".

        E. The Lease was modified in that certain Fourth Amendment to Lease dated as of June 15, 1998, pursuant to which Tenant contracted and leased from Landlord certain real property known as Suite 20 1 for a total of 10,388



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

                square feet in THE BUILDING LOCATED AT 15991 RED HILL AVENUE, TUSTIN, CALIFORNIA. The Lease and Fourth Amendment is hereinafter referred to as the "Original Lease".

        F. The Lease was modified in that certain Fifth Amendment to Lease dated as of March, 26, 1999, pursuant to which Tenant leased from Landlord certain real property known as Suite 100 for 15,266 square feet in the Building located at 15901 Red Fill Avenue, Tustin, California, and Suite 202 for 2,508 square feet in the Building located at 15991 Red Hill Avenue, Tustin, California. The Lease and Fifth Amendment is hereinafter referred to as the "Original Lease".

        G. Landlord and Tenant now wish to modify the Lease to provide, among other things, for Tenant's leasing of 15991 Red Hill Avenue, Suite 200, Tustin, California comprised of approximately 4,942 square feet (the "Additional Premises"), and to modify other terms, covenants and conditions of the Lease as provided herein.

                                    AGREEMENT

        NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

        l. Incorporation of Recitals. All the foregoing recitals are declared to be true and correct and are hereby incorporated herein by this reference.

        2. Effective Date. The effective date of this Amendment shall be the date upon which this Amendment has been fully executed and delivered by both Landlord and Tenant, unless otherwise agreed by Landlord and Tenant in writing.

        3. Tenant's Percentage. Tenant acknowledges that the Landlord is measuring the Office Building Project to determine the rentable space and that the Lessee's Share may be revised. THAT LANDLORD MAY NOT INCREASE TENANT'S MONTHLY RENT AS a RESULT OF SAID MEASURING.

        4. Parking. Tenant shall be entitled to its prorata of the existing parking spaces at the rate of 3.6 spaces per one thousand (1,000) rentable square feet of space.

        5. Additional Parking. As a condition precedent to this 6th Amendment, Tenant, at its sole cost and expense, shall use its best efforts to lease additional parking stalls in the amount as determined by Landlord outside the Office Building Project throughout the term of the Lease (the "Parking Lease"). Tenant shall require forty (40) of its employees located at the Additional Premises and Suite 201 at 15991 Red Hill Avenue to park on the northwest side of the Office Building Project (behind the 15901 building, away from Red Hill Avenue) and in the Parking Lease spaces as may be determined by Landlord. Tenant's violation of this provision shall constitute a Material Default under the Lease. Such Parking Lease shall be in favor of Landlord and Tenant.



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        6. Lease of Additional Premises. Effective upon execution and delivery of this Amendment, Landlord shall lease to Tenant and Tenant shall lease from Landlord the Additional Premises known as 15991 Redhill Avenue, Suite 200.

        7. Term for Additional Premises. Tenant hereby leases the Additional Premises from Landlord for the period commencing September 15, 1999 and ending October 31, 2004 ("Additional Premises Terns").

        8. Security Deposit for Additional Premises. Concurrent with the execution of this Amendment, Tenant shall pay to Landlord an additional security deposit in the sum of Nine Thousand Two Hundred Dollars ($9,200), which will then bring Tenant's total security deposit for the Original Lease to One Hundred Eighteen Thousand Fifty Five Dollars ($118,055).

        9. Base Monthly Rent for Additional Premises. The Base Monthly Rent for the Additional Premises shall be paid by Tenant to Landlord in accordance with the provisions of Paragraph 4 of the Original Lease. Tenant shall have the right to occupy the Additional Premises as of the date of the execution of this Amendment without rent up to September 15, 1999. The amount of Base Monthly Rent for the Additional Premises during the Additional Premises Term shall be as follows:

             MONTHS OF THE                            MONTHLY BASE RENT
      ADDITIONAL PREMISES TERM                   FOR THE ADDITIONAL PREMISES
      ------------------------                   ---------------------------
September 15, 1999- October 31, 2000                       $8,253
September 1, 2000- October 31, 2001                        $8,489
September 1, 2001- October 31, 2002                        $8,725
September 1, 2002- October 31, 2003                        $8,960
September 1, 2003- October 31, 2004                        $9,196

                The first month's Monthly Base Rental for the Additional Premises for the period of September 15, 1999 to October 31, 1999 is $12,380 and is due and payable from Tenant to Landlord upon execution of this Amendment.

        10. Tenant Improvement Work. Tenant shall, at Tenant's cost and expense, shall at its option build out the Additional Premises or existing Premises according to the floor plan as approved by Landlord, and install building standard carpet and paint in the Additional Premises or existing Premises ("Tenant's Work"). Such Tenant's Work shall be completed by Tenant within 24 months of the date hereof. Upon substantial completion of Tenant's Work, Tenant will provide Landlord with written notice thereof. If requested by Landlord, Tenant agrees to execute a Commencement Date Memorandum. Tenant accepts possession of the Additional Premises in its "AS-IS" condition. Landlord shall not be required to otherwise improve the Additional Premises or provide Tenant with an allowance for the same. Landlord shall provide Twenty Four Thousand Seven Hundred Dollars ($24,700) for Tenant's Work in the 24 month period in



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the Additional or existing Premises upon occupancy and lien free completion provided the Tenant is not in default of the Original Lease.

     11. Expenses Base Year. Tenant's Base Year for purposes of calculating Tenant's share of Operating Expenses for the Additional Premises shall be the 1999 calendar year.

     12. ADA Compliance. Tenant, at its sole cost and expense, shall comply with all requirements, rules, and regulations of the American With Disabilities Act ("ADA") concerning any unique or particular use of the Additional Premises by Tenant and/or the operation of Tenant's business therein.

     13. Conflict with Lease. To the extent of any conflict between the provisions of the Original Lease and the provisions of this Amendment, the provisions of this Amendment shall prevail and control.

     14. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original. Such counterparts, when taken together, shall constitute but one agreement.

     15. Partial Invalidity. If any portion of this Amendment as applied to either party or to any circumstances shall be adjudged by any court to be void or unenforceable, such portion shall be deemed severed from this Amendment and shall in no way adversely affect the validity or enforceability of the remaining portions of this Amendment.

     16. Brokers. No brokers have participated in the negotiations relating to this Amendment nor is a brokerage commission, finders fee, or any other compensation due to any person or firm in relation to the Original Lease and/or this Amendment, except CB Richard Ellis, who shall be paid a brokerage commission by Landlord upon Tenant's occupancy of the Additional Premises. Notwithstanding any provision of the Original Lease to the contrary, CB Richard Ellis shall not be entitled to any further or additional commissions based on Tenant's renewal, expansion, holding over or other occupancy of the Additional Premises or any other space within the project unless otherwise agreed in writing by Tenant and Landlord. Except as aforesaid, Landlord and Tenant agree to indemnify, defend, and hold each other harmless from any such claims, actions, suits, obligations, damages, costs, and attorneys' fees arising from any claims for a commission due to their respective acts, contacts or dealings with respect to this transaction.


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

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the first day written above.

                                        LANDLORD"
                                        WARNER/REDHILL ASSOCIATES, a California
                                        general partnership

                                        By: PAINEWEBBER EQUITY PROPERTIES ONE
                                            LIMITED PARTNERSHIP, a
                                            Virginia Limited Partnership, Its
                                            General Partner

                                            By: First Equity Partners, Inc., a
                                                Delaware corporation, Its
                                                General Partner

                                                By: /s/ [SIGNATURE ILLEGIBLE]
                                                   -----------------------------

                                                Its: Vice President
                                                    ----------------------------

                                        FREDERICK MICHAEL BOOM
                                        ----------------------------------------
                                        Frederick Michael Boom, an individual
                                        dba Commonwealth Energy Corporation



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